Exhibit 99.2
LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)



                                                                  Three Months Ended                         Percentage of
                                                          August 31                 August 31                Dollar Change
                                                            1999                      1998                     Inc/(Dec)
                                                       --------------             -------------            ---------------
Revenues:
    Principal transactions                                  $493                        $131                      *
    Investment banking                                       498                         493                      1%
    Commissions                                              151                         137                     10
    Interest and dividends                                 3,590                       5,254                    (32)
    Other                                                     33                         (52)                     *
                                                         -------                    ---------
       Total revenues                                      4,765                       5,963                    (20)
    Interest expense                                       3,409                       5,033                    (32)
                                                           -----                       -----
       Net revenues                                        1,356                         930                     46
                                                           -----                      ------
Non-interest expenses
    Compensation and benefits                                688                         472                     46
    Technology and communications                             79                          83                     (5)
    Brokerage and clearance                                   56                          63                    (11)
    Business development                                      33                          27                     22
    Occupancy                                                 29                          29
    Professional fees                                         31                          29                      7
    Other                                                     23                          20                     15
                                                         -------                     -------
       Total non-interest expenses                           939                         723                     30
                                                          ------                      ------
Income before taxes and dividends
  on trust preferred securities                              417                         207                      *
    Provision for income taxes                               112                          56                      *
    Dividends on trust preferred securities                   15                       _____                      *
                                                         -------
Net income                                                 $ 290                       $ 151                     92
                                                           =====                       =====
Net income applicable to  common stock                     $ 279                       $ 139                      *
                                                           =====                       =====


Earnings per common share
  Basic                                                    $2.30                       $1.15
                                                           =====                       =====
  Diluted                                                  $2.20                       $1.10
                                                           =====                       =====

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*        Denotes equal to or greater than 100 percent.